UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 7, 2009

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia

(State or Other Jurisdiction of Incorporation)

000-30406	58-2210668
(Commission File Number)	(I.R.S. Employer Identification No.)

9825 Spectrum Drive, Building 3

Austin, Texas 78717

(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On June 7, 2009, HealthTronics, Inc. (“HealthTronics”) and HT Acquisition, Inc., a wholly-owned subsidiary of HealthTronics (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Endocare, Inc. (“Endocare”). On the terms and subject to the conditions of the Merger Agreement, Merger Sub will commence an exchange offer (the “Offer”) to acquire all of the outstanding shares of common stock of Endocare (the “Shares”), in which each validly tendered Share will be exchanged at the election of the holder for the following consideration: (i) $1.35 in cash, without interest (the “Cash Consideration”), or (ii) 0.7764 shares of HealthTronics common stock (the “Stock Consideration”). In addition to a maximum on the aggregate Stock Consideration to be paid, elections of Endocare stockholders will be subject to proration such that (1) the maximum amount of cash payable in the Offer is $1.35 multiplied by 50% of the aggregate Shares tendered in the Offer and (2) the maximum number of shares of HealthTronics common stock payable in the Offer is .7764 multiplied by 75% of the total Shares tendered in the Offer. In certain circumstances, the Cash Consideration may increase by up to $0.15 per share and the exchange ratio may increase by an amount that corresponds with such Cash Consideration increase, along with corresponding increases to the maximum aggregate amounts of cash and HealthTronics common stock payable in the Offer. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn shares constituting at least a majority of the fully diluted Shares, and certain other offer conditions set forth in Exhibit A to the Merger Agreement.

Following the consummation of the Offer, Endocare will merge with and into Merger Sub (the “Merger”), and all Shares not acquired in the Offer will be converted into the right to receive, at the option of the Endocare stockholders, either the Cash Consideration or the Stock Consideration, subject to the same prorations as in the Offer (other than (i) Shares held by holders who comply with the relevant provisions of Section 262 of the Delaware General Corporation Law regarding the rights of stockholders to demand appraisal of such shares in connection with the Merger and (ii) Shares held in the treasury of Endocare or owned by HealthTronics, Merger Sub or any other wholly-owned subsidiary of HealthTronics). The Merger Agreement includes customary representations, warranties and covenants of the parties, including a customary no-shop clause and customary termination rights. The Merger is subject to the successful completion of the Offer, approval of Endocare’s stockholders (if required by law), as well as customary closing conditions. If, following the consummation of the Offer, HealthTronics or any wholly-owned subsidiary of HealthTronics owns at least 90% of the outstanding Shares, the Merger will be completed without a meeting of Endocare’s stockholders, in accordance with Section 253 of the Delaware General Corporation Law.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Form 8-K and is incorporated in this Form 8-K by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about HealthTronics, Merger Sub or Endocare. The representations, warranties and covenants in the Merger Agreement were made only for the purpose of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement as of specific dates. These representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this Form 8-K. Accordingly, you should not rely on the representations and warranties contained in the Merger Agreement as statements of factual information.

HealthTronics is a customer of and acquires cryoablation products from Endocare. According to Endocare’s Form 10-K for the year ended December 31, 2008, HealthTronics (through a wholly-owned subsidiary) accounted for 37.0% and 42.1% of Endocare’s revenues for 2008 and 2007, respectively.

Tender and Voting Agreement

Concurrently with entering into the Merger Agreement, certain executive officers and directors of Endocare entered into a Tender and Voting Agreement with HealthTronics (the “Tender and Voting Agreement”) pursuant to which they agreed, among other things, to tender all of their Shares in the Offer and, to the extent their Shares are not purchased in the Offer, vote such Shares for the approval of the Merger, unless the Merger Agreement is terminated. The foregoing description of the Tender and Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Tender and Voting Agreement, a copy of which is filed as Exhibit 99.1 hereto and is hereby incorporated into this Form 8-K by reference.

Item 8.01.	Other Events.

On June 8, 2009, HealthTronics and Endocare issued a joint press release to announce their entering into the Merger Agreement. A copy of the press release is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of June 7, 2009, by and among Endocare, Inc., HT Acquisition, Inc., and HealthTronics, Inc.

99.1	Tender and Voting Agreement, dated as of June 7, 2009, by and among HealthTronics, Inc. and the other parties thereto.

99.2	Press Release.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K that are not strictly historical, including statements regarding plans, objectives and future financial performance, are “forward-looking” statements. Although HealthTronics believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, among others, the risk that the Offer and the Merger will not close; the risk that HealthTronics’ business and/or Endocare’s business will be adversely impacted during the pendency of the Offer and the Merger; the risk that the operations of the two companies will not be integrated successfully; the risk that HealthTronics’ expected cost savings and other synergies from the transaction may not be fully realized, realized at all or take longer to realize than anticipated; the risk that demand for and acceptance of HealthTronics’ or Endocare’s products or services may be reduced; the risk of changes in governmental regulations; the impact of economic conditions; the impact of competitive and technological changes and other risk factors relating to our industry, including those detailed from time to time in HealthTronics’ reports filed with the SEC. There can be no assurance that the proposed Offer or Merger will in fact be consummated. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. Unless required by law, HealthTronics undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NOTICE

The exchange offer described herein has not commenced. HealthTronics will file a Registration Statement on Form S-4 and a Tender Offer Statement on Schedule TO with the SEC containing information about the transaction and related matters. Endocare intends to file a solicitation/recommendation statement on Schedule 14D-9. Such Registration Statement on Form S-4, Schedule TO, the prospectus/offer to exchange to be included in the Form S-4, and the Schedule 14D-9 have not yet been filed. Stockholders are urged to read these documents carefully, as they will contain important information that stockholders should understand before making a decision. The Registration Statement on Form S-4, Schedule TO, prospectus/offer to exchange, and the Schedule 14D-9, as well as other future filings containing information about the transaction, will be accessible without charge at the SEC’s website (www.sec.gov) after such documents are filed with the SEC. Copies of the exchange offer documents, when available, will also be obtainable, without charge, from HealthTronics, Inc., 9825 Spectrum Drive, Building 3, Austin, Texas 78717, attention: Richard Rusk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Dated: June 7, 2009	/s/ James S.B. Whittenburg
James S.B. Whittenburg
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of June 7, 2009, by and among Endocare, Inc., HT Acquisition, Inc., and HealthTronics, Inc.

99.1	Tender and Voting Agreement, dated as of June 7, 2009, by and among HealthTronics, Inc. and the other parties thereto.

99.2	Press Release.

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